EXHIBIT 99.2

ADTRAN, INC.
(In thousands)

	2007
Product Revenues Based on New Categories:	Q4	Q3	Q2	Q1
Loop Access	$46,147	$56,282	$55,003	$51,248
Carrier Systems	49,127	44,587	46,491	39,564
Business Networking	23,697	22,952	22,180	19,500
	$118,971	$123,821	$123,674	$110,312

Subcategories included in above:
Broadband Access (included in Carrier Systems)	$27,276	$18,241	$20,163	$18,271
Optical Access (included in Carrier Systems)	10,805	13,854	9,833	8,617
Internetworking (Netvanta & Multi-service Access Gateway) (included in Business Networking)	14,236	14,462	13,591	11,092
HDSL (does not include T1) (included in Loop Access)	36,283	47,196	46,319	43,752
Other products	30,371	30,068	33,768	28,580
	$118,971	$123,821	$123,674	$110,312

Segment Revenues:
Carrier Networks	$87,199	$93,090	$93,288	$84,446
Enterprise Networks	31,772	30,731	30,386	25,866
	$118,971	$123,821	$123,674	$110,312

Sales by Geographic Region:
United States	$103,247	$116,021	$115,419	$102,472
International	15,724	7,800	8,255	7,840
	$118,971	$123,821	$123,674	$110,312

	2006
Product Revenues Based on New Categories:	Q4	Q3	Q2	Q1
Loop Access	$51,753	$59,053	$55,427	$43,260
Carrier Systems	34,813	50,049	46,369	44,051
Business Networking	22,548	23,548	20,500	21,337
	$109,114	$132,650	$122,296	$108,648

Subcategories included in above:
Broadband Access (included in Carrier Systems)	$13,761	$23,870	$21,490	$21,002
Optical Access (included in Carrier Systems)	8,857	10,122	9,078	8,424
Internetworking (Netvanta & Mulit-service Access Gateway) (included in Business Networking)	10,912	9,162	7,599	8,429
HDSL (does not include T1) (included in Loop Access)	42,788	49,563	45,979	35,664
Other	32,796	39,933	38,150	35,129
	$109,114	$132,650	$122,296	$108,648

Segment Revenues:
Carrier Networks	$79,281	$101,466	$94,640	$81,219
Enterprise Networks	29,833	31,184	27,656	27,429
	$109,114	$132,650	$122,296	$108,648

Sales by Geographic Region:
United States	$98,577	$124,552	$114,697	$102,931
International	10,537	8,098	7,599	5,717
	$109,114	$132,650	$122,296	$108,648